UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☒         Preliminary Proxy Statement
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☐         Definitive Proxy Statement
☐         Definitive Additional Materials
☐         Soliciting Material Pursuant to Rule 14a-12
Dr. Tattoff, Inc.

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DR. TATTOFF, INC.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
_______________

NOTICE OF SOLICITATION FOR ACTION TO BE TAKEN BY
WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS
________________

To Our Shareholders:

The board of directors of Dr. Tattoff, Inc. (the “Company”) is soliciting your consent on behalf of the Company to approve an amendment to our articles of incorporation increasing the number of our authorized shares of common stock from 25,714,286 to 75,000,000 (the “Amendment”).

On [        ] 2012, our board of directors approved the Amendment and we are now asking our shareholders to approve the Amendment.

The proposed form of the articles of amendment documenting the Amendment is attached hereto as Schedule A. For the Amendment to become effective, such articles of amendment will need to be filed with the Division of Corporations, Florida Department of State.

We are soliciting your approval of the Amendment by written consent in lieu of a meeting of shareholders because our board of directors believes that it is in the best interests of the Company and our shareholders to solicit such approval in the most cost effective manner. A written consent form is enclosed for your use. This consent solicitation statement and enclosed written consent form is being sent to our shareholders on or about [     ], 2012. Our board of directors has fixed the close of business on [     ], 2012 as the record date for determination of our shareholders entitled to give written consent. Only the shareholders of record on the record date will receive this consent solicitation statement and will be entitled to give the written consents to the proposed Amendment.

Your consent is important regardless of the number of shares of stock that you hold. Although our board of directors has approved the Amendment, the Amendment requires the approval by the vote of shareholders holding a majority of the voting power of our outstanding common stock as of the record date.

Our board of directors unanimously recommends that you consent to the Amendment. The Amendment will be approved when we have received consents to the Amendment from our shareholders representing a majority of the voting power of our outstanding common stock.

If you approve the Amendment, please mark the enclosed written consent form to vote “FOR” the Amendment, and complete, date, sign and mail or deliver via facsimile your written consent to us no later than [          ], 2012 at:

Dr. Tattoff, Inc.
Attention:  Mark Edwards, Chief Financial Officer
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
Fax: 949-461-2850

By order of our company’s board of directors,

John Keefe
Chief Executive Officer

[           ], 2012
Beverly Hills, California

DR. TATTOFF, INC.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
_______________

CONSENT SOLICITATION STATEMENT
________________

These consent solicitation materials are being sent to the holders of common stock of Dr. Tattoff, Inc., a Florida corporation (the “Company”), in connection with the solicitation of consents from shareholders of the Company to take action by written consent as specified herein without the necessity of holding a special meeting of the shareholders, as permitted by Florida law.  Our board of directors is asking the holders of our common stock outstanding on the record date to consent in writing and approve an amendment to our articles of incorporation increasing the number of authorized shares of the Company’s common stock from 25,714,286 to 75,000,000 (the “Amendment”).   The proposed form of the articles of amendment for the Amendment is attached hereto as Schedule A.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
MATERIALS FOR THIS CONSENT SOLICITATION

This consent solicitation statement and the written consent form are available at www.[         ].

VOTING; RECORD DATE; VOTE REQUIRED

Our board of directors has fixed the close of business on [           ], 2012, as the record date for determination of our shareholders entitled to give written consents. If you were a shareholder of record on the record date, you are entitled to give written consent to the Amendment. Only shareholders of record of our common stock on the record date will be entitled to consent to the Amendment, and each share of our common stock is entitled to one vote on the Amendment.

As of the record date, [       ] shares of our common stock were issued and outstanding and, therefore, a total of [             ] votes are entitled to be given by written consents. The Amendment will be approved by our shareholders if we receive the written consent of our shareholders representing a majority of the voting power of our outstanding common stock as of the record date, or written consents representing at least [        ] shares of our common stock.

A written consent form that has been signed, dated and delivered to us with the “FOR” box checked will constitute consent to the Amendment. A written consent form that has been signed, dated and delivered to us with the “AGAINST” or “ABSTAIN” boxes checked or without any of the boxes checked will be counted as a vote against the Amendment.

Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consents of our shareholders representing a majority of the voting power of our outstanding common stock as of the record date.  Please send your notice of revocation via same facsimile number or by the same mailing address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.  The approval of our shareholders of the Amendment is effective when we receive the written consents to the Amendment from our shareholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

Please complete, date, sign and return the enclosed written consent form via facsimile or by mail to the following:

Dr. Tattoff, Inc.
Attention:  Mark Edwards, Chief Financial Officer
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
Fax: 949-461-2850

PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On [         ], 2012, our board of directors approved a proposal to amend our articles of incorporation, subject to shareholder approval, to increase the number of shares of the Company’s common stock authorized for issuance.  Our articles of incorporation presently authorize us to issue up to 28,571,429 shares of the Company’s capital stock, consisting of 25,714,286 shares of Common Stock and 2,857,143 shares of Preferred Stock. We are proposing to amend our articles of incorporation to increase the number of authorized shares of our common stock from 25,714,286 to 75,000,000. The number of authorized shares of our preferred stock would remain the same.

We propose that Article IV – Capital Stock of our articles of incorporation (as previously amended) be amended to read in its entirety as follows:

“ARTICLE IV
CAPITAL STOCK

The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Seventy Seven Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (77,857,143) shares, consisting of Seventy Five Million (75,000,000) shares of Common Stock, par value $0.0001 per share, and Two Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (2,857,143) shares of Preferred Stock. Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.”

At [             ], 2012, there were [              ] shares of common stock issued and outstanding and [      ] shares were reserved for issuance pursuant to our stock incentive plans and outstanding options and warrants.  As a result, as of [          ], 2012, we had [          ] shares of authorized common stock available for future issuance.  The Company has a limited number of shares of common stock available for future issuance.  Our Board of Directors believes that it is in the best interests of our shareholders to increase the number of authorized shares of common stock as it would provide flexibility with respect to future transactions, including raising additional capital, acquisitions, stock splits and other general corporate purposes.

The additional authorized common stock would be part of our current class of common stock and, if and when issued, would have the same rights and privileges as our presently issued and outstanding common stock. We may use authorized shares of common and preferred stock from time to time as appropriate and opportune situations arise.

Our shareholders will not have any preemptive rights with respect to the additional shares being authorized. No further approval by shareholders would be necessary prior to the issuance of any additional shares of common stock or preferred stock, except as may be required by law. Our board of directors has the sole discretion to issue additional shares of common stock, and the board of directors does not intend to issue any stock except for reasons and on terms which our board of directors deems to be in the best interests of our shareholders. The issuance of any additional shares of common or preferred stock may have the effect of diluting the percentage of stock ownership of our present shareholders.  Shareholders are not entitled to appraisal rights under Florida law with respect to the Amendment.

If our shareholders approve this proposal, an amendment to our articles of incorporation will be filed with the Division of Corporations, Florida Department of State and will be effective as of the date of acceptance for record by the Division of Corporations, Florida Department of State.

Recommendation of the Board

The Board of Directors unanimously recommends that a vote “FOR” the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 25,714,286 to 75,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 22, 2012, with respect to the beneficial ownership of the outstanding shares of our common stock by:

•	each person known by us to beneficially own 5% or more of the outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our named executive officers and directors as a group.

Percentage of shares outstanding is based on 14,727,227 shares of common stock, which comprises shares of our common stock outstanding as of April 22, 2012.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent (%) of Common Stock
Named Executive Officers
Mark Edwards	102,108		*
John Keefe (2)	206,880		1.35%
Ian Kirby	148,083		1.01%
Non-Employee Directors
Eugene Bauer (Chair)	195,362		1.27%
Gene Burleson	700,645		4.57%
Joel Kanter	446,429	(3)	3.03%
William Kirby	513,922	(4)	3.49%
All Directors and Officers as a Group (7 persons)	2,313,429		15.09%
5% Shareholders
CIBC Trust Company (Bahamas) Limited as Trustee of Settlement T-555 (5)	2,034,307		13.81%
Chicago Investments, Inc.	1,310,245		8.54%

*       indicates less than 1%

(1)	Unless otherwise indicated, the address for each listed stockholder is c/o Dr. Tattoff, Inc., 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California, 90211.

(2)	Member of the Company’s board of directors.

(3)
Includes (a) 175,000 shares of common stock held by Joel Kanter and (b) 271,429 shares of common stock held by the Kanter Family Foundation, an entity over which Mr. Kanter, as President, is deemed to have sole investment and voting control. Mr. Kanter disclaims beneficial ownership of the shares of common stock held by the Kanter Family Foundation.

(4)	Includes (a) 200,339 shares of common stock held by William Kirby and (b) 313,583 shares of common stock held by William Kirby, D.O., Inc., an entity solely owned by William Kirby.

(5)
CIBC Trust Company (Bahamas) Limited is a wholly owned subsidiary of CIBC FirstCaribbean International Bank Limited, which is operated under the laws of Barbados and is regulated by the Central Bank of Barbados. 91.67% of CIBC FirstCaribbean International Bank Limited is owned by Canadian Imperial Bank of Commerce, which is operated under the laws of Canada and regulated by the Office of the Superintendent of Financial Institutions. Settlement T-555 is a fully discretionary trust. All investment decisions regarding the trust’s assets are at the sole discretion of the trustee. Linda G. Williams and Helen M. Carroll are authorized signatories for the trustee. CIBC Trust Company (Bahamas) Limited acquired 1,356,205 of its shares of common stock in the Company’s 2010 common stock offering and 678,102 of its shares pursuant to the Assignment of Option, dated August 1, 2011, pursuant to which Chicago Investments assigned to CIBC Trust Company (Bahamas) Limited its option to purchase 678,102 shares of common stock.

EXPENSE OF CONSENT SOLICITATION

We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith.  Original solicitations of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers or regular employees.  These individuals will receive no additional compensation for such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC.  SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% shareholders complied with all filing requirements related to Section 16(a). In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of our company at any time since [         ], 2012, and no associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

SHAREHOLDER PROPOSALS

The deadline for submitting shareholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of shareholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.
WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By order of our board of directors

/s/ John P. Keefe
Chief Executive Officer

[          ], 2012
Beverly Hills, California

SCHEDULE A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DR. TATTOFF, INC.

Pursuant to the provisions of the Florida Business Corporation Act (the “FBCA”), Dr. Tattoff, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), does hereby adopt the following articles of amendment (the “Articles of Amendment”) to its Articles of Incorporation as heretofore amended (the “Articles of Incorporation”):

FIRST

Article IV of the Corporation’s Articles of Incorporation are hereby amended by deleting Article IV in its entirety and inserting in lieu thereof a new Article IV as follows:

“ARTICLE IV
CAPITAL STOCK

The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Seventy Seven Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (77,857,143) shares, consisting of Seventy Five Million (75,000,000) shares of Common Stock, par value $0.0001 per share, and Two Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (2,857,143) shares of Preferred Stock. Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.”

SECOND

The effective date of these Articles of Amendment shall be the date of filing.

THIRD

These Articles of Amendment were duly adopted on [          ], 2012, by the Board of Directors of the Corporation in accordance with Sections 607.1003 and 607.0821 of the FBCA, and by the Company’s shareholders on [          ], 2012 in accordance with Sections 607.1003 and 607.0704 of the FBCA.

Executed on [             ], 2012.

DR. TATTOFF, INC., a Florida corporation

By:
Name:
Title:

WRITTEN CONSENT SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DR. TATTOFF, INC.

The undersigned hereby acknowledges receipt of the consent solicitation statement of Dr. Tattoff, Inc. (the “Company”) dated [         ], 2012, and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of the shares of common stock of the Company held by the undersigned:

Approval of amendment to the articles of incorporation of the Company increasing the authorized shares of common stock of the Company from 25,714,286 to 75,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The board of directors of the Company recommends a vote “FOR” the proposal.

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert number of the shares): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:
Shareholder Name (printed):
Signature:
Title (if applicable):
Signature (if held jointly):
Title (if applicable):

IMPORTANT:  PLEASE COMPLETE, SIGN AND DATE YOUR WRITTEN CONSENT PROMPTLY AND RETURN IT VIA FACSIMILE OR MAIL TO:

Dr. Tattoff, Inc.
Attention:  Mark Edwards, Chief Financial Officer
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
Fax: 949-461-2850